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                                    EXHIBIT 1

                            MEMBERS OF THE BERG GROUP


Name and Address                   Position/Occupation               Citizenship
----------------                   -------------------               -----------

Carl E. Warden                     Private Investor                     USA
1516 Country Club Dr.
Los Altos, CA 95070

Leonard C. Perham                  President and Chief                  USA
P.O. Box 2610                      Executive Officer of IDT
Saratoga, CA 95070

John C. Bolger                     Private Investor                     USA
96 Sutherland Dr.
Atherton, CA 94027

Roger S. Kirk                      Private Investor and                 USA
11040 Taiga Trail                  Director, Mission West
Bozeman, MT 59715                  Properties

Patrick W. Hurley                  Attorney - Keleher &                 USA
4157 Montgomery NW                 McLeod
Albuquerque NM 87109               201 Third Street, N.W.
                                   Albuquerque, NM  87103

Richard T. Tarrant (IRA)           Attorney - Bartko, Zankel,           USA
900 Front St., Suite 300           Tarrant & Miller
San Francisco, CA  94111

John J. Bartko (IRA)               Attorney - Bartko, Zankel,           USA
900 Front St., Suite 300           Tarrant & Miller
San Francisco, CA  94111

Calvin L. Reed and Linda Eng       President & Chief Executive          USA
Reed Revocable Living Trust        Officer of Valence
2506 Serenity Court                Technology, Inc.
Henderson, NV  89014

Roy A. Wright (IRA)                Private Investor                     USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Alan B. Kalin                      Attorney - Graham & James            USA
600 Hansen Way                     LLP
Palo Alto, CA  94304

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Name and Address                   Position/Occupation               Citizenship
----------------                   -------------------               -----------

Thelmer Aalgaard                   Construction Manager, BBE            USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Douglas Broyles                    President & Chief Executive          USA
262 Los Gatos Saratoga Rd.         Officer, TeleQual
Los Gatos, CA  94030               Corporation

Michael L. Knapp                   Secretary of BBE                     USA
c/o 10050 Bandley Drive            Chief Financial Officer and
Cupertino, CA  95014               Secretary, Mission West
                                   Properties

Mark Lewis                         President & Chief Executive          UK
c/o S.I.R.                         Officer of S.I.R.
Banfield, England

Raymond L. Staepelaere             Private Investor                     USA
914 Elsinore Dr.
Palo Alto, CA 94303

Annemarie Staepelaere              Private Investor                     USA
914 Elsinore Dr.
Palo Alto, CA 94303

David J. Staepelaere               Private Investor                     USA
260 Center Way
Ben Lomand, CA 95005

Robert S. & Julia G. Reis          Private Investor                     USA
Trust Agreement
Dated July, 3, 1996
358 Tennyson Ave.
Palo Alto, CA 94301

Robert L. and Sharon K. Yoerg      Medical Doctor                       USA
98 Melanie Lane
Atherton, CA 94027
(Shares also held of record by
Robert L. Yoerg M.D., Trustee,
Robert L. Yoerg Professional
Corporation Pension Plan and
Sharon K. Yoerg, Custodian
Elizabeth A. Yoerg Under the
California Uniform Gifts to Minors
Act.)

Alan H. Huggins                    Private Investor                     USA
10433 Duke Dr.
Gilroy, CA 95020

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Name and Address                   Position/Occupation               Citizenship
----------------                   -------------------               -----------

Steve Zungul                       Private Investor                     USA
3192 Rancho Del Sol
Escondido, CA 92025

Bert B. & Adrena F. Valdez         Painting Business                    USA
Revocable Trust Dated 6/21/78      672 Walsh Ave.
120 Twin Oaks Dr.                  Santa Clara, CA  95050
Los Gatos, CA 95032

Roland M. Webb                     Real Estate Investor                 USA
13825 Templeton Place
Los Altos Hills, CA 94022

Duane Rayburn                      Securities Broker                    USA
4183 Lochness Circle N.W.
Canton, OH 44718

Joel G. Sakamoto                   Construction Contractor              USA
P.O. Box 2572
Morgan Hill, CA 95038

Eric A. McAfee                     Private Investor                     USA
7502 Fallenleaf Lane
Cupertino, CA 95014

Monika Kopp Butze UTA              Private Investor                     USA
Charles Schawb & Co., Inc.
IRA Rollover DTD 8/2/95
Acct. #SR 2003-6975
101 Edwards Ave.
Sausalito, CA  94695

David M. Butze                     Private Investor                     USA
IRA Acct. # 818-73-D81
c/o Merrill Lynch
101 Edwards Ave.
Sausalito, CA  94695

Ilan Bender                        Corporate Executive                  USA
17525 Margate Street
Encino, CA 91316

Myron Crawford, IRA                Private Investor                     USA
c/o Charles Schwab & Co.
19960 Stevens Creek Blvd.
Cupertino, CA 95014

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Name and Address                   Position/Occupation               Citizenship
----------------                   -------------------               -----------

Curtis Valdez                      Painting Business                    USA
120 Twin Oaks Dr.                  672 Walsh Ave.
Los Gatos, CA  95032               Santa Clara, CA  95050

Russel Valdez                      Painting Business                    USA
120 Twin Oaks Dr.                  672 Walsh Ave.
Los Gatos, CA  95032               Santa Clara, CA  95050

Adrianna Parker                    Private Investor                     USA
1156 Brace Ave., Unit C
San Jose, CA  95125

Renee Michaels                     Private Investor                     USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Mike Aalgaard                      Private Investor                     USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Bruce Aalgaard                     Private Investor                     USA
c/o 10050 Bandley Drive
Cupertino, CA  95014

Lee B. Stern                       Private Investor                     USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

Jeffrey B. Stern                   Private Investor                     USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

Daniel B. Stern                    Private Investor                     USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

January S. Scarpino                Private Investor                     USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604

Kenneth B. Stern                   Private Investor                     USA
11 West Jackson Blvd.
Suite 1904
Chicago, IL  60604